Exhibit 99.1

September 29, 2020

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Nick Drew	Sara Macioch
Corporate Media Relations	Director, Investor Relations	Manager, Investor Relations
(614) 460-5544	(614) 460-4638	(614) 460-4789
kstammen@nisource.com	ndrew@nisource.com	smacioch@nisource.com

NiSource Outlines Progress on Long-term Growth Strategy at Virtual Investor Day

•	$40 billion in expected infrastructure investment opportunities over 20 years, an increase of $10 billion over prior expectations

•	Expected rate base CAGR of 10% – 12% and NOEPS CAGR of 7% – 9% over 2021 – 2024

•	NiSource Next program to accelerate enhancements to capabilities and cost structure

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) will host a virtual investor day this morning where the company will discuss its long-term growth strategy, including key initiatives focused on investments in safety, asset modernization and renewable generation as well as cost structure refinements and capabilities enhancements. Details of its financial outlook and balanced financing plan that supports the company’s strategy will also be presented.

“We are at a key stage in the execution of our strategy to deliver on our long-term value proposition, building on a number of strategic actions we have taken to drive these efforts,” said NiSource President and CEO Joe Hamrock. “We have made significant progress in 2020 and continue to execute with a relentless focus on safety and customer affordability. In recent years, we have accelerated implementation of our safety management system (SMS), realigned our executive leadership and integrated key operations across the organization, enhanced oversight and guidance on the Quality Review Board and NiSource Board of Directors, advanced a series of renewable energy projects and are on track to complete the sale of Columbia Gas of Massachusetts (CMA). By leveraging our platform, dedicated investment approach and relentless commitment to safety, we are delivering benefits for our customers and communities and meaningfully enhancing NiSource’s earnings power over time.”

Strong Financial Foundation for Value Creation

NiSource has a strong, sustainable growth platform with supportive fundamentals and nearly $14 billion of regulated rate base, following the sale of CMA. NiSource’s core business strategy is expected to drive long-term revenue and dividend growth, supported by stable, rate base driven revenue streams and approximately $40 billion in expected infrastructure investment opportunities over 20 years. These investment opportunities represent an increase of $10 billion over prior expectations, driven by incremental investments in renewable generation and safety and asset modernization enhancements across both gas and electric operations which total $9.9 – $10.5 billion of capital investment opportunities during the 2021 – 2024 plan period.

At Investor Day, NiSource will discuss its recently launched NiSource Next initiative, a comprehensive program designed to identify long-term, sustainable capability enhancements and cost efficiency improvements. Through this program, the company anticipates driving continuous operational learnings and improvements throughout the organization, while also contributing to an approximately 8% reduction in O&M costs in 2021 from expected 2020 levels. This cost reduction is expected to offset future inflationary pressure to keep O&M costs relatively flat through 2024 and ensure customers realize the value of the company’s enhanced capabilities.

Execution of NiSource’s strategy is expected to drive a rate base compound annual growth rate (CAGR) of 10% – 12%, which is expected to result in a 7% – 9% NOEPS CAGR, and annual dividend growth to maintain the company’s targeted 60% – 70% payout ratio over 2021 – 2024. Through the execution of a strong rate base growth strategy while focusing on safety enhancing capital deployment, and executing NiSource Next, customer affordability is preserved throughout the planning horizon.

Growth Driven by Safety, Risk Mitigation and Customer Service

NiSource continues to prioritize its safety initiatives across its gas and electric businesses, including its SMS implementation, which improves and drives robust operating standards, risk identification and mitigation capabilities. The company’s $1.9 – $2.2 billion in planned annual capital investment in its growth, safety and asset modernization programs is enhancing NiSource’s system safety and reliability while driving shareholder value. The company will also discuss how its NiSource Next program further supports the high priority NiSource places on safety, risk mitigation and customer service.

Renewable Generation Transition Strategy Focused on Affordability and Sustainability

NiSource continues to execute its renewable generation transition strategy that embraces the need for clean energy in supporting its customers and communities through its NIPSCO gas and electric distribution company in Indiana. The company is focused on retiring 100% of coal generation assets by 2028 and replacing them primarily with renewables.

As part of NIPSCO’s planned replacement of approximately 1,400 megawatts of retiring coal-fired generation in 2023, NiSource has identified $1.8 – $2.0 billion in capital investment opportunities, incremental to our previous capital plan, to be deployed primarily across 2022 and 2023. These investments in renewable energy will provide benefits for customers and value for shareholders. The overall replacement plan is expected to save NIPSCO’s electric customers more than $4 billion in costs over 30 years when compared to the continued operation of NIPSCO’s current generation fleet and to reduce greenhouse gas emissions 90 percent by 2030 compared to a 2005 baseline.

“Our approach across our portfolio is focused on driving affordability for our customers and sustainability for the communities we serve. It’s important that we listen to our customers and pursue strategic investments that meet their evolving demands for more affordable, and cleaner energy resources,” said Hamrock.

Today’s Investor Day Presentation

NiSource’s Investor Day presentation will be webcast with accompanying presentations on www.nisource.com starting at 11:00 am ET and is expected to conclude by 1:00 pm ET. A replay of the webcast will be available on www.nisource.com beginning that evening.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 8,400 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability - North America Index and the Bloomberg Gender Equality Index and has been named by Forbes magazine among America’s Best Large Employers since 2016. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include among other things, our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; our ability to execute our growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; our ability to adapt to, and manage costs related to, advances in technology; any changes in our assumptions regarding the financial implications of the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; the pending sale of the Columbia of Massachusetts business, including the terms and closing conditions under the related Asset Purchase Agreement; potential incidents and other operating risks associated with our business; potential impacts from the COVID-19 pandemic; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; any damage to our reputation, including in connection with the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of our subsidiaries to generate cash; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; and other matters in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and in our subsequent SEC filings, many of such risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Regulation G Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders, which is a non-GAAP financial measure as defined by the SEC’s Regulation G. The company includes this measure because management believes it permits investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to such guidance, it should be noted that there will likely be a difference between this measure and its GAAP equivalent due to various factors, including, but not limited to, fluctuations in weather, the impact of asset sales and impairments, and other items included in GAAP results. NiSource is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis.

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